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                                                                     EXHIBIT 5.1


                       [Letterhead of King & Spalding]



                                                 March 1, 1999

Generac Portable Products, Inc.
Generac Portable Products, LLC
GPPW, Inc.
1 Generac Way
Jefferson, Wisconsin 53549

Ladies and Gentlemen:

         We have acted as counsel to Generac Portable Products, Inc., a Delaware corporation ("Holdings"), Generac Portable Products, LLC, a Delaware limited liability company (the "Company"), and GPPW, Inc., a Wisconsin corporation ("GPPW" and, together with Holdings and the Company, the "Registrants"), in connection with the registration, pursuant to a Registration Statement on Form S-4 (the "Registration Statement") filed today by the Registrants under the Securities Act of 1933, as amended (the "Securities Act"), of (i) the offer to exchange the 11 1/4% Senior Subordinated Notes due 2006 (the "New Notes" ) of the Company and GPPW for all outstanding 11 1/4% Senior Subordinated Notes due 2006 (the "Old Notes" and, together with the New Notes, the "Notes") of the Company and GPPW that were issued on July 2, 1998 in a transaction exempt from the registration requirements of the Securities Act, and (ii) issuance of the irrevocable and unconditional guarantee on a senior subordinated basis by Holdings of the obligations of the Company and GPPW under the New Notes (the "Guarantee").

         In our capacity as such counsel, we have reviewed (i) the Registration Statement, (ii) the Indenture (the "Indenture") dated as of July 1, 1998 between the Company, GPPW and Marine Midland Bank, as trustee, relating to the Notes and filed as an exhibit to the Registration Statement and (iii) the Guarantee, filed as an exhibit to the Registration Statement. We have also reviewed such matters of law and examined original, certified, conformed or photographic copies of such other documents, records, agreements and certificates as we have deemed necessary as a basis for the opinions hereinafter expressed. In such review, we have assumed the genuineness of signatures on all documents submitted to us as originals, the conformity to original documents of all copies submitted to us as certified, conformed or photographic copies.

         We have assumed that the execution and delivery of, and the performance of all obligations under, the Indenture and the Guarantee have been duly authorized by all requisite action by each party thereto, and that such documents have been duly executed and delivered by the parties thereto, and are valid and binding agreements of the parties thereto (other than the Registrants) enforceable against the parties thereto (other than the Registrants) in accordance with their respective terms.
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Generac Portable Products, Inc.
March 1, 1999
Page 2
         This opinion is limited in all respects to the laws of the State of New York, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect that such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

         Based upon and subject to the foregoing, we are of the opinion that:

                  1. The Notes issued under the Indenture constitute valid and binding obligations of the Company and GPPW, enforceable against each of the Company and GPPW in accordance with their terms, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies.

                  2. The Guarantee constitutes a valid and binding obligation of Holdings, enforceable against Holdings in accordance with its terms, subject to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies.
 .
         This opinion is given as of the date hereof, and we assume no obligation to update this opinion to reflect any fact or circumstance that may hereafter come to our attention or any change in any law or regulation that may hereafter occur.

         We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to us under the caption "Validity of Notes" in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                                       Very truly yours,


                                                     /s/ King & Spalding